UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EVERCORE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	02-0720095
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Wilshire Blvd., Suite 450 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration file number to which this form relates:

333-114450.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Units each consisting of one share of Common Stock, $0.001 par value per share and 0.25 of a warrant

Common Stock, $0.001 par value per share

Warrants to purchase Common Stock

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered hereunder is contained in the section entitled “Description of Our Securities,” of the Prospectus included in the Registrant’s Registration Statement filed with the Securities and Exchange Commission on July 28, 2004 and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

This Form 8-A is being filed pursuant to the Securities Exchange Act of 1934, as amended, to include information omitted from Item 2 of the earlier Form 8-A filed on April 14, 2004. The contents of the earlier Form 8-A are incorporated in this Form 8-A by reference.

Item 2.    Exhibits

Exhibit Number	Description

(a)(1)	Articles of Incorporation*

(a)(2)	Form of Articles of Amendment and Restatement*

(b)(1)	Bylaws*

(b)(2)	Form of Amended and Restated Bylaws*

(d)(1)	Form of Stock Certificate**

(d)(2)	Form of Warrant Certificate***

(d)(3)	Form of Warrant Agreement***

(e)	Form of Dividend Reinvestment Plan**

(g)(1)	Form of Investment Management Agreement between Registrant and Evercore Asset Management LLC***

(g)(2)	Form of Investment Advisory Agreement between Registrant and Lincoln Capital Fixed Income Management Company, LLC**

(h)	Form of Underwriting Agreement*

(j)(1)	Form of Custodian Agreement between Registrant and Wells Fargo Bank, N.A.***

(j)(2)	From of Custodian Agreement between Registrant and Investors Bank & Trust Company*

(k)(1)	Form of Administration Agreement between Registrant and Evercore Asset Management LLC *

(k)(2)	Form of License Agreement between Registrant and Evercore Partners Services East LLC*

(l)	Opinion and Consent of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for Registrant***

(n)	Consent of independent auditors for Registrant**

(r)(1)	Code of Ethics for Registrant and Evercore Asset Management LLC*

(r)(2)	Code of Ethics for Lincoln Capital Fixed Income Management, LLC*

*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 2 to the Registration Statement on Form N-2, filed on June 22, 2004.
**	Incorporated by reference to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 3 to the Registration Statement on Form N-2, filed on July 23, 2004.
***	Incorporated by reference to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 6 to the Registration Statement on Form N-2, filed on July 29, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EVERCORE INVESTMENT CORPORATION

Date: July 29, 2004	By:	/S/ JAMES K. HUNT
	Name: Title:	James K. Hunt Chief Executive Officer